EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-165076) and Form S-8 (No. 33-69660, No. 33-62013, No. 333-19515, No. 333-26653, No. 333-57595, No. 333-69626, No. 333-69628, No. 333-108364, No. 333-124828, No. 333-134113 and No. 333-153123) of Ryder System, Inc. of our report dated February 14, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Miami, Florida
February 14, 2011